UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2025

VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34186	03-0491827
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2200 Pennsylvania Avenue NW
Suite 300E
Washington, DC 20037
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VNDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the 2025 annual meeting of stockholders of Vanda Pharmaceuticals Inc. (the “Company”) held on June 5, 2025 (the “Annual Meeting”), the following proposals were submitted to the stockholders of the Company:
Proposal 1:    The election of two directors to serve as Class I directors for a term of three years until the Company’s 2028 annual meeting of stockholders.
Proposal 2:    The ratification of the selection, by the Audit Committee of the Company’s Board of Directors (the “Board”), of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Proposal 3:    The approval on an advisory, non-binding basis of the compensation of the Company’s named executive officers.
Proposal 4: The approval of an amendment to the Company’s Amended and Restated 2016 Equity Incentive Plan, as amended (the “2016 Plan”), to (i) increase the aggregate number of shares authorized for issuance thereunder and (ii) eliminate its term.
For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2025 (the “Proxy Statement”). Of the 58,933,982 shares of the Company’s common stock entitled to vote at the Annual Meeting, 46,577,816 shares, or approximately 79.0% were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:
Proposal 1:    Election of Directors.
The Company’s stockholders elected the following directors to serve as Class I directors until the Company’s 2028 annual meeting of stockholders. The votes regarding the election of directors were as follows:

Director	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Stephen Ray Mitchell, M.D.	31,519,780	7,333,042	59,452	7,665,542
Tage Honoré, Ph.D., D.Sc.	31,262,409	7,517,197	132,668	7,665,542
Proposal 2:    Ratification of Selection of PricewaterhouseCoopers LLP.
The Company’s stockholders ratified the selection, by the Audit Committee of the Board, of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining
43,789,787	2,328,759	459,270
Proposal 3:    Advisory Vote on Named Executive Officer Compensation.
The Company’s stockholders approved on an advisory, non-binding basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
28,585,892	10,084,117	242,265	7,665,542
Proposal 4:    Amendment to the Company’s 2016 Plan.
The Company’s stockholders approved an amendment to the 2016 Plan to increase the aggregate number of shares authorized for issuance under the 2016 Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
33,044,650	5,734,142	133,482	7,665,542

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 5, 2025	VANDA PHARMACEUTICALS INC.

		By:	/s/ Timothy Williams
		Name:	Timothy Williams
		Title:	Senior Vice President, General Counsel and Secretary